                                                Filed Pursuant to Rule 424(b)(3)
                                           Registration Statement No. 333-107535
             8 7/8% Senior Notes due 2010 CUSIP Nos. 749564 AA 8 and U76218 AA 1
              10 7/8% Senior Subordinated Notes due 2012 CUSIP Nos. 749564 AC 4
                       and U76218 AB 9

                               R.H. DONNELLEY INC.

                   PROSPECTUS SUPPLEMENT DATED OCTOBER 7, 2003
                     TO THE PROSPECTUS DATED AUGUST 1, 2003

         The selling security holders table on pages 28-47 of the prospectus, as amended, is hereby further amended to add the information regarding the following entities in the prospectus and their respective amount of 10 7/8% senior subordinated notes due 2012.

                                                Senior Notes                        Senior Subordinated Notes
                                   ----------------------------------------- -----------------------------------------
Name of Selling Security Holder                                               Principal Amount     Principal Amount
                                    Principal Amount     Principal Amount         of Senior            of Senior
                                     of Senior Notes      of Senior Notes    Subordinated Notes   Subordinated Notes
                                          Owned               Offered               Owned               Offered
----------------------------------------------------------------------------------------------------------------------
Barclays Global Investors.....             --                   --               $ 1,500,000          $ 1,500,000
Danske Institutional SICAV,
   Global High Yield..........             --                   --                    32,000               32,000
ING Bewaar Maatschappij I B.V.
   (ING Global High Yield Fund)            --                   --                    55,000               55,000
